Exhibit 99.1

MAA
LISTED
NYSE
30
YEARS

MAA

Earnings Release & Supplemental Data

First Quarter 2024

www.maac.com

TABLE OF CONTENTS
Earnings Release	3
Financial Highlights	8
Consolidated Statements of Operations/Share and Unit Data	9
Consolidated Balance Sheets	10
Reconciliation of Non-GAAP Financial Measures	11
Non-GAAP Financial Measures	14
Other Key Definitions	15
Portfolio Statistics	S-1
Components of Net Operating Income/Components of Same Store Portfolio Property Operating Expenses	S-3
Multifamily Same Store Portfolio NOI Contribution Percentage	S-4
Multifamily Same Store Portfolio Comparisons	S-5
Multifamily Development Pipeline/Multifamily Lease-up Communities/Multifamily Interior Redevelopment Pipeline	S-7
Debt and Debt Covenants as of March 31, 2024	S-8
2024 Guidance/Reconciliation of Earnings per Diluted Common Share to Core FFO and Core AFFO per Diluted Share for Full Year 2024 Guidance	S-10
Credit Ratings/Common Stock/Investor Relations Data	S-11

EARNINGS RELEASE

MAA REPORTS FIRST QUARTER 2024 RESULTS

GERMANTOWN, TN, May 1, 2024/PRNewswire/ -- Mid-America Apartment Communities, Inc., or MAA (NYSE: MAA), today announced operating results for the quarter ended March 31, 2024.

First Quarter 2024 Operating Results	Three months ended March 31,
	2024	2023
Earnings per common share - diluted	$1.22	$1.16

Funds from operations (FFO) per Share - diluted	$2.41	$2.31

Core FFO per Share - diluted	$2.22	$2.28

A reconciliation of Net income available for MAA common shareholders to FFO and Core FFO, and discussion of the components of FFO and Core FFO, can be found later in this release. FFO per Share – diluted and Core FFO per Share – diluted include diluted common shares and units.

Eric Bolton, Chairman and Chief Executive Officer, said, “Performance trends and Core FFO results for the first quarter were in line with our expectations reflecting the impact of new supply deliveries across a number of markets. We enter the busy summer leasing season well positioned with stable occupancy, high leasing traffic, low resident turnover, and strong collections performance. With continued solid demand and the resulting steady absorption of the new supply pipeline, we continue to believe that the decline in new supply deliveries expected late this year and into 2025 will fuel a strong and quick rebound in rent performance. MAA’s investment-grade balance sheet is well positioned for both the near-term leasing conditions and to capture emerging new growth opportunities.”

Highlights

•
During the first quarter of 2024, MAA’s Same Store Portfolio produced growth in revenues of 1.4%, as compared to the same period in the prior year, with Average Effective Rent per Unit up 1.5% while capturing Average Physical Occupancy of 95.3%.
•
During the first quarter of 2024, MAA’s Same Store Portfolio property operating expense increased by 5.4% and MAA's Same Store Portfolio Net Operating Income (NOI) decreased by 0.7%, in each case as compared to the same period in the prior year.
•
As of March 31, 2024, resident turnover remained historically low at 44.4% on a trailing twelve month basis driven by a record low level of move-outs associated with buying single family-homes of 12.9%.
•
As of the end of the first quarter of 2024, MAA had five communities under development, representing 1,970 units once complete, with a projected total cost of $647.3 million and an estimated $201.7 million remaining to be funded. During April 2024, MAA started construction on a 302-unit multifamily apartment community located in the Charlotte, North Carolina market with a projected total cost of approximately $102 million on land previously acquired through our pre-purchase development program.
•
Subsequent to the end of the first quarter of 2024, MAA closed on the acquisition of a land parcel located in the Phoenix, Arizona market through our pre-purchase development program with construction expected to begin in the second quarter of 2024 on a 345-unit multifamily apartment community.
•
As of the end of the first quarter of 2024, MAA had one recently completed development community and the two communities acquired during the fourth quarter of 2023 in lease-up. Two communities are expected to stabilize in the third quarter of 2024, and one is expected to stabilize in the fourth quarter of 2024.
•
In January 2024, MAA's operating partnership, Mid-America Apartments, L.P. (referred to as MAALP or the Operating Partnership), issued $350.0 million of 10-year unsecured senior notes at a coupon of 5.000% and an issue price of 99.019%.
•
MAA’s balance sheet remains strong with a Net Debt/Adjusted EBITDAre ratio of 3.6x and $1.1 billion of combined cash and available capacity under MAALP’s unsecured revolving credit facility as of March 31, 2024.

Same Store Portfolio Operating Results

To ensure comparable reporting with prior periods, the Same Store Portfolio includes properties that were owned by MAA and stabilized at the beginning of the previous year. Same Store Portfolio results for the three months ended March 31, 2024 as compared to the same period in the prior year are summarized below:

	Three months ended March 31, 2024 vs. 2023
	Revenues	Expenses	NOI	Average Effective Rent per Unit
Same Store Operating Growth	1.4%	5.4%	-0.7%	1.5%

A reconciliation of Net income available for MAA common shareholders to NOI, including Same Store NOI, and discussion of the components of NOI, can be found later in this release.

Same Store Portfolio operating statistics for the three months ended March 31, 2024, which were in line with prior guidance expectations, are summarized below:

	Three months ended March 31, 2024		March 31, 2024
	Average Effective Rent per Unit	Average Physical Occupancy	Resident Turnover
Same Store Operating Statistics	$1,690	95.3%	44.4%

Same Store Portfolio lease pricing for new leases that were effective during the first quarter of 2024 was impacted by new supply pressures and typical first quarter seasonal factors. New lease pricing declined 6.2% during the first quarter of 2024, representing an 80-basis point improvement from the fourth quarter of 2023. The increase in renewal lease pricing remained steady, increasing 5.0%, representing a 20-basis point improvement from the fourth quarter of 2023. This in turn produced a decrease of 0.6% for both new and renewing lease pricing on a blended basis in the first quarter of 2024, representing a 100-basis point improvement from the fourth quarter of 2023. Through April 29, 2024, both new and renewal lease pricing for leases that were effective during April 2024 further improved 10-basis points compared to the first quarter of 2024, declining 6.1% and increasing 5.1%, respectively, resulting in a decrease of 0.4% for both new and renewing lease pricing on a blended basis, a 20-basis point improvement from the first quarter of 2024, while Average Physical Occupancy for April 2024 improved to 95.5%.

Development and Lease-up Activity

A summary of MAA’s development communities under construction as of the end of the first quarter of 2024 is set forth below (dollars in thousands):

	Units as of			Development Costs as of			Expected Project
Total	March 31, 2024			March 31, 2024			Completions By Year
Development				Expected	Spend	Expected
Projects (1)	Total	Delivered	Leased	Total	to Date	Remaining	2024	2025
5	1,970	458	243	$647,250	$445,572	$201,678	3	2
(1)
Three of the development projects are currently leasing.

During the first quarter of 2024, MAA funded $43.8 million of costs for current and planned projects, including predevelopment activities.

In April 2024, MAA started construction on a 302-unit multifamily apartment community located in the Charlotte, North Carolina market on land previously acquired through our pre-purchase development program. The development is expected to be completed in the third quarter of 2027 with an expected stabilization in the second quarter of 2028 and expected total cost of approximately $102 million.

In April 2024, MAA also closed on the acquisition of a land parcel located in the Phoenix, Arizona market through our pre-purchase development program with construction on a 345-unit multifamily apartment community expected to begin in the second quarter of 2024.

MAA expects to begin four to six multifamily development projects over the next 18 to 24 months including the two projects expected to start in the second quarter of 2024 discussed above.

A summary of the total units, physical occupancy and cost of MAA’s lease-up communities as of the end of the first quarter of 2024 is set forth below (dollars in thousands):

Total	As of March 31, 2024
Lease-Up	Total	Physical	Spend
Projects (1)	Units	Occupancy	to Date
3	1,015	71.0%	$299,673
(1)
Two of the lease-up projects are expected to stabilize in the third quarter of 2024, and one is expected to stabilize in the fourth quarter of 2024.

The current expected average stabilized NOI yield on the three in progress development communities and one recently completed development community that are currently leasing is 6.5%.

Property Redevelopment and Repositioning Activity

A summary of MAA’s interior redevelopment program as of the end of the first quarter of 2024 is set forth below:

As of March 31, 2024
	Units	Average Cost	Increase in Average
	Completed	per Unit	Effective Rent per Unit
	YTD	YTD	YTD
Redevelopment	1,099	$6,311	$93

As of March 31, 2024, MAA had completed installation of Smart Home technology (unit entry locks, mobile control of lights and thermostat and leak monitoring) in over 94,000 units across its apartment community portfolio providing an increase in Average Effective Rent per Unit of approximately $25 since the initiative began during the first quarter of 2019.

During the first quarter of 2024, MAA continued its property repositioning program to upgrade and reposition the amenity and common areas at select apartment communities for higher and above market rent growth after projects are completed and units are fully repriced. For the three months ended March 31, 2024, MAA spent $0.5 million on this program. MAA expects to begin six projects under this program in the second half of 2024.

Capital Expenditures

A summary of MAA’s capital expenditures and Funds Available for Distribution (FAD) for the three months ended March 31, 2024 and 2023 is set forth below (dollars in millions, except per Share data):

	Three months ended March 31,
	2024	2023
Core FFO attributable to common shareholders and unitholders	$266.2	$272.2
Recurring capital expenditures	(19.0)	(16.3)
Core Adjusted FFO (Core AFFO) attributable to common shareholders and unitholders	247.2	255.9
Redevelopment, revenue enhancing, commercial and other capital expenditures	(32.8)	(51.4)
FAD attributable to common shareholders and unitholders	$214.4	$204.5

Core FFO per Share - diluted	$2.22	$2.28
Core AFFO per Share - diluted	$2.06	$2.14

A reconciliation of Net income available for MAA common shareholders to FFO, Core FFO, Core AFFO and FAD, and discussion of the components of FFO, Core FFO, Core AFFO and FAD, can be found later in this release.

Balance Sheet and Financing Activities

As of March 31, 2024, MAA had $1.1 billion of combined cash and available capacity under MAALP’s unsecured revolving credit facility.

Dividends and distributions paid on shares of common stock and noncontrolling interests during the first quarter of 2024 were $176.2 million, as compared to $166.1 million for the same period in the prior year.

In January 2024, MAALP publicly issued $350 million of unsecured senior notes due March 2034 with a coupon rate of 5.000% per annum, and at an issue price of 99.019%. Interest is payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2024. The proceeds from the sale of the notes were used to repay borrowings on MAALP’s commercial paper program. The notes have an effective interest rate of 5.123%.

Balance sheet highlights as of March 31, 2024 are summarized below (dollars in billions):

Total debt to adjusted total assets (1)	Net Debt/Adjusted EBITDAre (2)	Total debt outstanding	Average effective interest rate	Fixed rate debt as a % of total debt	Total debt average years to maturity
28.1%	3.6x	$4.6	3.6%	94.9%	7.2
(1)
As defined in the covenants for the bonds issued by MAALP.
(2)
Adjusted EBITDAre is calculated for the trailing twelve month period ended March 31, 2024.

A reconciliation of Unsecured notes payable and Secured notes payable to Net Debt and a reconciliation of Net income to Adjusted EBITDAre, along with discussion of the components of Net Debt and Adjusted EBITDAre, can be found later in this release.

121st Consecutive Quarterly Common Dividend Declared

MAA declared its 121st consecutive quarterly common dividend, which will be paid on April 30, 2024 to holders of record on April 15, 2024. The current annual dividend rate is $5.88 per common share, The timing and amount of future dividends will depend on actual cash flows from operations, MAA’s financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986 and other factors as MAA’s Board of Directors deems relevant. MAA’s Board of Directors may modify the dividend policy from time to time.

2024 Earnings and Same Store Portfolio Guidance

MAA is updating its prior 2024 guidance for Earnings per diluted common share and reaffirming its prior 2024 guidance for Core FFO per diluted Share, Core AFFO per diluted Share and Same Store performance. MAA expects to update its 2024 Earnings per diluted common share, Core FFO per diluted Share and Core AFFO per diluted Share guidance on a quarterly basis.

FFO, Core FFO and Core AFFO are non-GAAP financial measures. Acquisition and disposition activity materially affects depreciation and capital gains or losses, which combined, generally represent the majority of the difference between Net income available for common shareholders and FFO. As discussed in the definitions of non-GAAP financial measures found later in this release, MAA’s definition of FFO is in accordance with the National Association of Real Estate Investment Trusts’, or NAREIT’s, definition, and Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations. MAA believes that Core FFO is helpful in understanding operating performance in that Core FFO excludes not only depreciation expense of real estate assets and certain other non-routine items, but it also excludes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

2024 Guidance	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint
Earnings:	Full Year 2024	Full Year 2024	Full Year 2024	Full Year 2024
Earnings per common share - diluted	$4.45 to $4.85	$4.65	$4.66 to $5.02	$4.84
Core FFO per Share - diluted	$8.68 to $9.08	$8.88	$8.70 to $9.06	$8.88
Core AFFO per Share - diluted	$7.72 to $8.12	$7.92	$7.74 to $8.10	$7.92

MAA Same Store Portfolio:
Property revenue growth	0.15% to 1.65%	0.90%	No Change	N/A
Property operating expense growth	4.10% to 5.60%	4.85%	No Change	N/A
NOI growth	-2.80% to 0.20%	-1.30%	No Change	N/A

MAA expects Core FFO for the second quarter of 2024 to be in the range of $2.11 to $2.27 per diluted Share, or $2.19 per diluted Share at the midpoint. The difference between Core FFO per diluted Share for the first quarter of 2024 to the midpoint of MAA's guidance for the second quarter of 2024 is summarized below:

Core FFO per diluted Share
Q1 2024 reported results	$2.22
Same Store Revenues	0.01
Same Store Expenses (1)	(0.08)
Non-Same Store NOI	0.02
Overhead	0.04
Interest expense and Other non-operating income (expense)	(0.02)
Q2 2024 guidance midpoint	$2.19
(1)
The projected quarter-over-quarter change in Same Store operating expenses represents a 4.9% increase from the second quarter of 2023 and is primarily driven by higher expected building repair and maintenance, personnel and marketing costs. This pattern of higher operating expense is typical between the first and second quarter as we transition into the busier summer leasing season.

MAA does not forecast Earnings per diluted common share on a quarterly basis as MAA generally cannot predict the timing of forecasted acquisition and disposition activity within a particular quarter (rather than during the course of the full year). Additional details and guidance items are provided in the Supplemental Data to this release.

Supplemental Material and Conference Call

Supplemental Data to this release can be found on the “For Investors” page of the MAA website at www.maac.com. MAA will host a conference call to further discuss first quarter results on May 2, 2024, at 9:00 AM Central Time. The conference call-in number is (800)-715-9871. You may also join the live webcast of the conference call by accessing the “For Investors” page of the MAA website at www.maac.com. MAA’s filings with the Securities and Exchange Commission (SEC) are filed under the registrant names of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P.

About MAA

MAA, an S&P 500 company, is a real estate investment trust (REIT) focused on delivering full-cycle and superior investment performance for shareholders through the ownership, management, acquisition, development and redevelopment of quality apartment communities primarily in the Southeast, Southwest and Mid-Atlantic regions of the United States. As of March 31, 2024, MAA had ownership interest in 102,661 apartment units, including communities currently in development, across 16 states and the District of Columbia. For further details, please visit the MAA website at www.maac.com or contact Investor Relations at investor.relations@maac.com, or via mail at MAA, 6815 Poplar Ave., Suite 500, Germantown, TN 38138, Attn: Investor Relations.

Forward-Looking Statements

Sections of this release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property stabilizations, property acquisition and disposition activity, joint venture activity, development and renovation activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “proforma,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements:

•
inability to generate sufficient cash flows due to unfavorable economic and market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;
•
exposure to risks inherent in investments in a single industry and sector;
•
adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase or collect rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;
•
failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results;
•
unexpected capital needs;
•
material changes in operating costs, including real estate taxes, utilities and insurance costs, due to inflation and other factors;
•
inability to obtain appropriate insurance coverage at reasonable rates, or at all, losses due to uninsured risks, deductibles and self-insured retentions, or losses from catastrophes in excess of coverage limits;
•
ability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures;
•
level and volatility of interest or capitalization rates or capital market conditions;
•
the effect of any rating agency actions on the cost and availability of new debt financing;
•
the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, which could cause continued or worsening economic and market volatility, and regulatory responses thereto;
•
significant change in the mortgage financing market or other factors that would cause single-family housing or other alternative housing options, either as an owned or rental product, to become a more significant competitive product;
•
ability to continue to satisfy complex rules in order to maintain our status as a REIT for federal income tax purposes, the ability of MAALP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;
•
inability to attract and retain qualified personnel;
•
cyber liability or potential liability for breaches of our or our service providers’ information technology systems, or business operations disruptions;
•
potential liability for environmental contamination;
•
changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations;
•
extreme weather and natural disasters;
•
disease outbreaks and other public health events and measures that are taken by federal, state, and local governmental authorities in response to such outbreaks and events;
•
impact of climate change on our properties or operations;
•
legal proceedings or class action lawsuits;
•
impact of reputational harm caused by negative press or social media postings of our actions or policies, whether or not warranted;
•
compliance costs associated with numerous federal, state and local laws and regulations; and
•
other risks identified in this release and in reports we file with the SEC or in other documents that we publicly disseminate.

New factors may also emerge from time to time that could have a material adverse effect on our business. Except as required by law, we undertake no obligation to publicly update or revise forward-looking statements contained in this release to reflect events, circumstances or changes in expectations after the date of this release.

FINANCIAL HIGHLIGHTS

Dollars in thousands, except per share data	Three months ended March 31,
	2024	2023
Rental and other property revenues	$543,622	$529,033

Net income available for MAA common shareholders	$142,827	$134,988

Total NOI (1)	$345,820	$346,230

Earnings per common share: (2)
Basic	$1.22	$1.16
Diluted	$1.22	$1.16

Funds from operations per Share - diluted: (2)
FFO (1)	$2.41	$2.31
Core FFO (1)	$2.22	$2.28
Core AFFO (1)	$2.06	$2.14

Dividends declared per common share	$1.47	$1.40

Dividends/Core FFO (diluted) payout ratio	66.2%	61.4%
Dividends/Core AFFO (diluted) payout ratio	71.4%	65.4%

Consolidated interest expense	$40,361	$37,281
Mark-to-market debt adjustment	—	13
Debt discount and debt issuance cost amortization	(1,842)	(1,531)
Capitalized interest	3,416	2,746
Total interest incurred	$41,935	$38,509

Amortization of principal on notes payable	$—	$362
(1)
A reconciliation of the following items and discussion of their respective components can be found later in this release: (i) Net income available for MAA common shareholders to NOI; and (ii) Net income available for MAA common shareholders to FFO, Core FFO and Core AFFO.
(2)
See the “Share and Unit Data” section for additional information.

Dollars in thousands, except share price
	March 31, 2024	December 31, 2023
Gross Assets (1)	$16,476,958	$16,349,193
Gross Real Estate Assets (1)	$16,205,039	$16,089,909
Total debt	$4,624,463	$4,540,225
Common shares and units outstanding	119,860,604	119,838,096
Share price	$131.58	$134.46
Book equity value	$6,276,479	$6,299,122
Market equity value	$15,771,258	$16,113,430
Net Debt/Adjusted EBITDAre (2)	3.6x	3.6x
(1)
A reconciliation of Total assets to Gross Assets and Real estate assets, net, to Gross Real Estate Assets, along with discussion of their components, can be found later in this release.
(2)
Adjusted EBITDAre is calculated for the trailing twelve month period for each date presented. A reconciliation of the following items and discussion of their respective components can be found later in this release: (i) Unsecured notes payable and Secured notes payable to Net Debt; and (ii) Net income to EBITDA, EBITDAre and Adjusted EBITDAre.

CONSOLIDATED STATEMENTS OF OPERATIONS

Dollars in thousands, except per share data (Unaudited)	Three months ended March 31,
	2024	2023
Revenues:
Rental and other property revenues	$543,622	$529,033
Expenses:
Operating expenses, excluding real estate taxes and insurance	118,199	108,604
Real estate taxes and insurance	79,603	74,199
Depreciation and amortization	143,020	138,501
Total property operating expenses	340,822	321,304
Property management expenses	19,995	17,928
General and administrative expenses	17,045	15,923
Interest expense	40,361	37,281
Loss (gain) on sale of depreciable real estate assets	2	(15)
Gain on sale of non-depreciable real estate assets	—	(54)
Other non-operating income	(23,526)	(3,467)
Income before income tax expense	148,923	140,133
Income tax expense	(1,795)	(944)
Income from continuing operations before real estate joint venture activity	147,128	139,189
Income from real estate joint venture	482	385
Net income	147,610	139,574
Net income attributable to noncontrolling interests	3,861	3,664
Net income available for shareholders	143,749	135,910
Dividends to MAA Series I preferred shareholders	922	922
Net income available for MAA common shareholders	$142,827	$134,988

Earnings per common share - basic:
Net income available for common shareholders	$1.22	$1.16

Earnings per common share - diluted:
Net income available for common shareholders	$1.22	$1.16

SHARE AND UNIT DATA

Shares and units in thousands	Three months ended March 31,
	2024	2023
Net Income Shares (1)
Weighted average common shares - basic	116,668	116,182
Effect of dilutive securities	112	220
Weighted average common shares - diluted	116,780	116,402
Funds From Operations Shares And Units
Weighted average common shares and units - basic	119,806	119,340
Weighted average common shares and units - diluted	119,857	119,392
Period End Shares And Units
Common shares at March 31,	116,728	116,601
Operating Partnership units at March 31,	3,133	3,155
Total common shares and units at March 31,	119,861	119,756
(1)
For additional information on the calculation of diluted common shares and earnings per common share, please refer to the Notes to the Condensed Consolidated Financial Statements in MAA’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024, expected to be filed with the SEC on or about May 2, 2024.

CONSOLIDATED BALANCE SHEETS

Dollars in thousands (Unaudited)
	March 31, 2024	December 31, 2023
Assets
Real estate assets:
Land	$2,031,406	$2,031,403
Buildings and improvements and other	13,623,207	13,515,949
Development and capital improvements in progress	380,087	385,405
	16,034,700	15,932,757
Less: Accumulated depreciation	(5,006,226)	(4,864,690)
	11,028,474	11,068,067
Undeveloped land	73,861	73,861
Investment in real estate joint venture	41,877	41,977
Real estate assets, net	11,144,212	11,183,905

Cash and cash equivalents	54,601	41,314
Restricted cash	13,475	13,777
Other assets	258,444	245,507
Total assets	$11,470,732	$11,484,503

Liabilities and equity
Liabilities:
Unsecured notes payable	$4,264,290	$4,180,084
Secured notes payable	360,173	360,141
Accrued expenses and other liabilities	569,790	645,156
Total liabilities	5,194,253	5,185,381

Redeemable common stock	19,089	19,167

Shareholders’ equity:
Preferred stock	9	9
Common stock	1,168	1,168
Additional paid-in capital	7,406,189	7,399,921
Accumulated distributions in excess of net income	(1,326,654)	(1,298,263)
Accumulated other comprehensive loss	(8,263)	(8,764)
Total MAA shareholders’ equity	6,072,449	6,094,071
Noncontrolling interests - Operating Partnership units	161,909	163,128
Total shareholders’ equity	6,234,358	6,257,199
Noncontrolling interests - consolidated real estate entities	23,032	22,756
Total equity	6,257,390	6,279,955
Total liabilities and equity	$11,470,732	$11,484,503

RECONCILIATION OF NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS TO FFO, CORE FFO, CORE AFFO AND FAD

Amounts in thousands, except per share and unit data	Three months ended March 31,
	2024	2023
Net income available for MAA common shareholders	$142,827	$134,988
Depreciation and amortization of real estate assets	141,591	136,798
Loss (gain) on sale of depreciable real estate assets	2	(15)
MAA’s share of depreciation and amortization of real estate assets of real estate joint venture	155	151
Net income attributable to noncontrolling interests	3,861	3,664
FFO attributable to common shareholders and unitholders	288,436	275,586
Gain on embedded derivative in preferred shares (1)	(13,092)	(4,435)
Gain on sale of non-depreciable real estate assets	—	(54)
(Gain) loss on investments, net of tax (1)(2)	(4,090)	806
Casualty related (recoveries) charges, net (1)	(5,085)	296
Mark-to-market debt adjustment (3)	—	(13)
Core FFO attributable to common shareholders and unitholders	266,169	272,186
Recurring capital expenditures	(18,934)	(16,330)
Core AFFO attributable to common shareholders and unitholders	247,235	255,856
Redevelopment capital expenditures	(9,374)	(31,409)
Revenue enhancing capital expenditures	(13,013)	(11,657)
Commercial capital expenditures	(1,203)	(1,307)
Other capital expenditures	(9,203)	(6,988)
FAD attributable to common shareholders and unitholders	$214,442	$204,495

Dividends and distributions paid	$176,191	$166,112

Weighted average common shares - diluted	116,780	116,402
FFO weighted average common shares and units - diluted	119,857	119,392

Earnings per common share - diluted:
Net income available for common shareholders	$1.22	$1.16

FFO per Share - diluted	$2.41	$2.31
Core FFO per Share - diluted	$2.22	$2.28
Core AFFO per Share - diluted	$2.06	$2.14
(1)
Included in Other non-operating income in the Consolidated Statements of Operations.
(2)
For the three months ended March 31, 2024, gain on investments is presented net of tax expense of $1.1 million. For the three months ended March 31, 2023, loss on investments is presented net of tax benefit of $0.2 million.
(3)
Included in Interest expense in the Consolidated Statements of Operations.

RECONCILIATION OF NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS TO NET OPERATING INCOME

Dollars in thousands	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

Net income available for MAA common shareholders	$142,827	$159,554	$134,988
Depreciation and amortization	143,020	140,888	138,501
Property management expenses	19,995	17,467	17,928
General and administrative expenses	17,045	15,249	15,923
Interest expense	40,361	38,579	37,281
Loss (gain) on sale of depreciable real estate assets	2	1	(15)
Gain on sale of non-depreciable real estate assets	—	—	(54)
Other non-operating income	(23,526)	(27,219)	(3,467)
Income tax expense	1,795	1,148	944
Income from real estate joint venture	(482)	(516)	(385)
Net income attributable to noncontrolling interests	3,861	4,392	3,664
Dividends to MAA Series I preferred shareholders	922	922	922
Total NOI	$345,820	$350,465	$346,230

Same Store NOI	$334,583	$338,297	$336,929
Non-Same Store and Other NOI	11,237	12,168	9,301
Total NOI	$345,820	$350,465	$346,230

RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre

Dollars in thousands	Three Months Ended		Twelve Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	December 31, 2023
Net income	$147,610	$139,574	$575,867	$567,831
Depreciation and amortization	143,020	138,501	569,582	565,063
Interest expense	40,361	37,281	152,314	149,234
Income tax expense	1,795	944	5,595	4,744
EBITDA	332,786	316,300	1,303,358	1,286,872
Loss (gain) on sale of depreciable real estate assets	2	(15)	79	62
Adjustments to reflect MAA’s share of EBITDAre of an unconsolidated affiliate	338	335	1,353	1,350
EBITDAre	333,126	316,620	1,304,790	1,288,284
Gain on embedded derivative in preferred shares (1)	(13,092)	(4,435)	(27,185)	(18,528)
Gain on sale of non-depreciable real estate assets	—	(54)	—	(54)
(Gain) loss on investments (1)	(5,172)	1,024	(10,645)	(4,449)
Casualty related (recoveries) charges, net (1)	(5,085)	296	(4,401)	980
Gain on debt extinguishment (1)	—	—	(57)	(57)
Legal (recoveries), costs and settlements, net (1)	—	—	(4,454)	(4,454)
Adjusted EBITDAre	$309,777	$313,451	$1,258,048	$1,261,722
(1)
Included in Other non-operating income in the Consolidated Statements of Operations.

RECONCILIATION OF UNSECURED NOTES PAYABLE AND SECURED NOTES PAYABLE TO NET DEBT

Dollars in thousands
	March 31, 2024	December 31, 2023
Unsecured notes payable	$4,264,290	$4,180,084
Secured notes payable	360,173	360,141
Total debt	4,624,463	4,540,225
Cash and cash equivalents	(54,601)	(41,314)
Net Debt	$4,569,862	$4,498,911

RECONCILIATION OF TOTAL ASSETS TO GROSS ASSETS

Dollars in thousands
	March 31, 2024	December 31, 2023
Total assets	$11,470,732	$11,484,503
Accumulated depreciation	5,006,226	4,864,690
Gross Assets	$16,476,958	$16,349,193

RECONCILIATION OF REAL ESTATE ASSETS, NET TO GROSS REAL ESTATE ASSETS

Dollars in thousands
	March 31, 2024	December 31, 2023
Real estate assets, net	$11,144,212	$11,183,905
Accumulated depreciation	5,006,226	4,864,690
Cash and cash equivalents	54,601	41,314
Gross Real Estate Assets	$16,205,039	$16,089,909

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDAre

For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, represents EBITDAre further adjusted for items that are not considered part of MAA’s core operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, casualty related (recoveries) charges, net, gain or loss on debt extinguishment and legal (recoveries), costs and settlements, net. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre excludes various income and expense items that are not indicative of operating performance. MAA’s computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Core Adjusted Funds from Operations (Core AFFO)

Core AFFO is composed of Core FFO less recurring capital expenditures. Because net income attributable to noncontrolling interests is added back, Core AFFO, when used in this release, represents Core AFFO attributable to common shareholders and unitholders. Core AFFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures.

Core Funds from Operations (Core FFO)

Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, net of tax, casualty related (recoveries) charges, net, gain or loss on debt extinguishment, legal (recoveries), costs and settlements, net, mark-to-market debt adjustments and other non-core items. Because net income attributable to noncontrolling interests is added back, Core FFO, when used in this release, represents Core FFO attributable to common shareholders and unitholders. While MAA's definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

EBITDA

For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA excludes various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income as an indicator of operating performance.

EBITDAre

For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA further adjusted for the gain or loss on sale of depreciable assets and adjustments to reflect MAA’s share of EBITDAre of an unconsolidated affiliate. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre excludes various expense items that are not indicative of operating performance. While MAA’s definition of EBITDAre is in accordance with NAREIT’s definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Funds Available for Distribution (FAD)

FAD is composed of Core FFO less total capital expenditures, excluding development spending, property acquisitions, capital expenditures relating to significant casualty losses that management expects to be reimbursed by insurance proceeds and corporate related capital expenditures. Because net income attributable to noncontrolling interests is added back, FAD, when used in this release, represents FAD attributable to common shareholders and unitholders. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and capital expenditures.

Funds From Operations (FFO)

FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gain or loss on disposition of operating properties and asset impairment, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests, and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this release, represents FFO attributable to common shareholders and unitholders. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Assets

Gross Assets represents Total assets plus Accumulated depreciation. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

NON-GAAP FINANCIAL MEASURES (Continued)

Gross Real Estate Assets

Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation, Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Net Debt

Net Debt represents Unsecured notes payable and Secured notes payable less Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes Net Debt is a helpful tool in evaluating its debt position.

Net Operating Income (NOI)

Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Non-Same Store and Other NOI

Non-Same Store and Other NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Non-Same Store and Other Portfolio during the period. Non-Same Store and Other NOI includes storm-related expenses related to hurricanes and winter storms. Non-Same Store and Other NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Non-Same Store and Other NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Same Store NOI

Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Same Store Portfolio during the period. Same Store NOI excludes storm-related expenses related to hurricanes and winter storms. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

OTHER KEY DEFINITIONS

Average Effective Rent per Unit

Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit.

Average Physical Occupancy

Average Physical Occupancy represents the average of the daily physical occupancy for an applicable period.

Development Communities

Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio.

Lease-up Communities

New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days.

Non-Same Store and Other Portfolio

Non-Same Store and Other Portfolio includes recently acquired communities, communities in development or lease-up, communities that have been disposed of or identified for disposition, communities that have experienced a significant casualty loss, stabilized communities that do not meet the requirements defined by the Same Store Portfolio, retail properties and commercial properties.

Resident Turnover

Resident turnover represents resident move outs excluding transfers within the Same Store Portfolio as a percentage of expiring leases on a trailing twelve month basis as of the end of the reported quarter.

Same Store Portfolio

MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have experienced a significant casualty loss are also excluded from the Same Store Portfolio.

CONTACT: Investor Relations of MAA, 866-576-9689 (toll free), investor.relations@maac.com